Exhibit 21.1
Subsidiaries of Janus International Group, Inc.

Name of Subsidiary	Country (State)
Juniper Industrial Holdings, Inc.	United States (Delaware)
Janus Intermediate Holdco, Inc. Janus Midco, LLC	United States (Delaware) United States (Delaware)
Janus Intermediate, LLC	United States (Delaware)
Janus International Group, LLC	United States (Delaware)
Access Control Technologies, LLC
Janus International Europe Holdings, Ltd.
Janus International Australia Pty Ltd.
Janus International (Storage Solutions) Asia Pte Ltd.
Janus International Europe Ltd
Janus International France SARL
U.S. Door & Building Components, LLC
Janus Cobb Holdings, LLC
ASTA Industries, Inc.
Noke, Inc.
Betco, Inc.
Steel Door Depot.com, LLC
Janus Holdings, LLC
Janus Door, LLC
Janus International Brasil Participações LTDA	United States (North Carolina)
United Kingdom (England and Wales)
Australia
Singapore
United Kingdom (England and Wales)
France
United States (Georgia)
United States (Delaware)
United States (Georgia)
United States (Delaware)
United States (Delaware)
United States (Georgia)
United States (Georgia)
United States (Georgia)
Brazil